UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 3, 2014 (June 30, 2014)
Date of Report (Date of earliest event reported)

BOSTON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54586	27-0801073
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1750 Elm Street, Manchester, NH 03104
(Address of principal executive offices)          (Zip Code)

(603) 935-9799
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
Effective as of June 30, 2014 (the “Termination Date”), Kenneth A. Tassey, Jr. resigned as President and a director of Boston Therapeutics, Inc. (the “Company”).   Mr. Tassey’s resignation was not the result of any disagreements with the Company regarding its operations, policies, or practices.

(e)
On June 30, 2014, the Company entered into a Separation Agreement and General Release with Mr. Tassey, pursuant to which the Company agreed to pay Mr. Tassey’s salary and to provide him with health insurance for a period of 6 months following the Termination Date.  Mr. Tassey in turn granted the Company a general release and agreed to maintain the confidentiality of the Company’s confidential information and not to attempt to hire the Company’s employees for a period of 24 months following the Termination Date.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON THERAPEUTICS, INC.

Date: July 3, 2014	By:	/s/ David Platt, Ph.D
David Platt
Chief Executive Officer

Exhibit Index

Exhibit No.

None